Exhibit 99.1

Lindblad Expeditions Holdings, Inc. Reports 2026

First Quarter Financial Results

First Quarter 2026 Highlights:

●	Total revenue increased 16% to $208.0 million

●	Net income available to stockholders was $6.0 million

●	Adjusted EBITDA increased 16% to $34.8 million

●	Lindblad segment net yield per available guest night increased 7% to $1,631

●	Occupancy increased to 93% from 89%

NEW YORK, May 5, 2026 – Lindblad Expeditions Holdings, Inc. (NASDAQ: LIND; the “Company” or “Lindblad”), a global provider of expedition cruises and adventure travel experiences, today reported financial results for the first quarter ended March 31, 2026.

Natalya Leahy, Chief Executive Officer, said “In a complex macro and geopolitical environment, our team delivered another record quarter, achieving 93% occupancy- highest in the Company’s history, record yields, and 16% EBITDA growth. These results reflect the strength of our strategy and execution, and we remain confident in our ability to drive long-term value as we navigate external dynamics.”

FIRST QUARTER RESULTS

Tour Revenues

First quarter tour revenues of $208.0 million increased $28.3 million, or 16%, as compared to the same period in 2025. The increase was driven by a $21.4 million increase at the Lindblad segment and a $6.9 million increase at the Land Experiences segment.

Lindblad segment tour revenues of $152.5 million increased 16%, compared to the first quarter a year ago, primarily due to a 7% increase in net yield per available guest night to $1,631 driven by higher pricing and an increase in occupancy to 93% from 89%.

Land Experiences tour revenues of $55.5 million increased 14%, compared to the first quarter a year ago, primarily due to higher pricing and itinerary changes.

Net Income

Net income available to stockholders for the first quarter was $6.0 million, $0.09 per diluted share, as compared with a net loss available to stockholders of $0.0 million, $0.00 per diluted share, in the first quarter of 2025. The $6.0 million improvement primarily reflects the higher operating results and lower interest expense than prior year.

   Adjusted EBITDA

First quarter Adjusted EBITDA of $34.8 million increased $4.8 million as compared to the same period in 2025 driven by a $3.2 million increase at the Land Experiences segment and $1.6 million at the Lindblad segment.

Lindblad segment Adjusted EBITDA of $27.9 million increased $1.6 million as compared to the same period in 2025, primarily due to increased tour revenues, partially offset by higher cost of tours related to an increase in voyages, and increased sales and marketing costs, primarily due to increased royalties associated with the final royalty rate step-up under the National Geographic agreement, and marketing spend to drive long-term growth initiatives.

Land Experiences segment Adjusted EBITDA of $6.9 million increased $3.2 million as compared to the same period in 2025, due to increased tour revenues, partially offset by increased operating and personnel costs and higher marketing spend to drive future growth.

	For the three months ended March 31,
(In thousands)	2026	2025	Change	%
Tour revenues:
Lindblad	$152,489	$131,108	$21,381	16%
Land Experiences	55,524	48,613	6,911	14%
Total tour revenues	$208,013	$179,721	$28,292	16%
Operating income:
Lindblad	$10,562	$8,387	$2,175	26%
Land Experiences	5,053	2,227	2,826	127%
Operating income	$15,615	$10,614	$5,001	47%
Adjusted EBITDA:
Lindblad	$27,942	$26,320	$1,622	6%
Land Experiences	6,887	3,662	3,225	88%
Total adjusted EBITDA	$34,829	$29,982	$4,847	16%

Balance Sheet and Liquidity

The Company’s cash and cash equivalents and restricted cash were $321.1 million as of March 31, 2026, as compared with $289.7 million as of December 31, 2025. The increase primarily reflects $49.5 million in cash from operations due primarily to increased bookings for future travel, which was partially offset by $6.9 million in cash used in the purchasing of property and equipment.

As of March 31, 2026, the Company had a total debt position of $675.0 million and was in compliance with all of its applicable debt covenants.

 2026 OUTLOOK

The Company’s current expectations for the full year 2026 are as follows:

●	Tour revenues of $800 - $850 million

●	Adjusted EBITDA of $130 - $140 million

STOCK REPURCHASE PLAN

The Company currently has a $35.0 million stock repurchase plan in place. As of April 30, 2026, the Company had repurchased 875,218 shares and 6.0 million warrants under the plan for a total of $23.0 million and had $12.0 million remaining under the plan. As of April 30, 2026, there were 65.6 million shares of common stock outstanding.

NON-GAAP FINANCIAL MEASURES

The Company uses a variety of operational and financial metrics, including non-GAAP financial measures such as Adjusted EBITDA, Occupancy, Net Yields and Net Cruise Costs, to enable it to analyze its performance and financial condition. The Company utilizes these financial measures to manage its business on a day-to-day basis and believes that they are the most relevant measures of performance. Some of these measures are commonly used in the cruise and tourism industry to evaluate performance. The Company believes these non-GAAP measures provide expanded insight to assess revenue and cost performance, in addition to the standard GAAP-based financial measures. There are no specific rules or regulations for determining non-GAAP measures, and as such, they may not be comparable to measures used by other companies within the industry.

The presentation of non-GAAP financial information should not be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. The definitions of non-GAAP financial measures along with a reconciliation of non-GAAP financial information to GAAP are included in the supplemental financial schedules.

Conference Call Information

The Company has scheduled a conference call at 9:00 a.m. Eastern Time on May 5, 2026, to discuss the earnings of the Company. The conference call can be accessed by dialing 1-800-715-9871 (United States and Canada), 1-646-307-1963 (International).

The Access Code is 5396422. A replay of the call will be available at the Company's investor relations website, investors.expeditions.com.

About Lindblad Expeditions Holdings, Inc.

Lindblad Expeditions Holdings, Inc. (NASDAQ: LIND; the “Company”) is a leader in global expedition travel, offering immersive, educational journeys that span all seven continents through its six pioneering brands. Driven by a passion for the planet and the belief that there is always more to be discovered, the Company leads travelers to the farthest reaches of the world with an expansive portfolio of ship- and land-based expeditions. In collaboration with National Geographic, Lindblad Expeditions operates and sells the National Geographic-Lindblad Expeditions co-brand, which offers ship-based voyages that allow guests to explore remote destinations alongside scientists and naturalists, and with state-of-the-art exploration tools. In addition to its renowned modern expedition cruises, the Company’s award-winning land-based brands—Natural Habitat Adventures, Off the Beaten Path, DuVine Cycling + Adventure Co., Classic Journeys, and Wineland-Thomson Adventures—provide extraordinary wildlife, cultural, and adventure-focused experiences. Together, these brands connect travelers with some of the planet’s most inspiring natural and cultural landscapes, fostering a deep appreciation for the world.

To learn more about Lindblad Expeditions Holdings, Inc., its growing portfolio of brands, and the Company’s commitment to responsible exploration, visit investors.expeditions.com.

   Forward Looking Statements

Certain matters discussed in this press release are “forward-looking statements” intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. These forward-looking statements include the Company’s financial projections and may also generally be identified as such because the context of such statements will include words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “will,” “would” or words of similar import. Similarly, statements that describe the Company’s financial guidance or future plans, objectives or goals are also forward-looking statements. Such forward-looking statements are subject to certain risks and uncertainties that could cause results to differ materially from those expected. It is not possible to predict or identify all such risks. There may be additional risks that we consider immaterial or which are unknown. These factors include, but are not limited to, the following: (i) adverse general economic and/or geopolitical factors that, negatively impact the ability or desire of people to travel; (ii) loss of business due to competition; (iii) unscheduled disruptions in our business due to travel restrictions, weather events, mechanical failures, pandemics or other events; (iv) increases in fuel prices, changes in fuel consumed and availability of fuel supply in the geographies in which we operate or in general; (v) the loss of key employees, our inability to recruit or retain qualified shoreside and shipboard employees and increased labor costs; (vi) the impact of delays or cost overruns with respect to anticipated or unanticipated drydock, maintenance, modifications or other required construction related to any of our vessels; (vii) management of our growth and our ability to execute on our planned growth, including our ability to successfully close merger and acquisition transactions and integrate acquisitions; (viii) our ability to maintain our relationships with National Geographic and/or World Wildlife Fund; (ix) compliance with new and existing laws and regulations, including environmental regulations and travel advisories and restrictions; (x) our substantial indebtedness and our ability to remain in compliance with the financial and/or operating covenants in such arrangements; (xi) the impact of material litigation, enforcement actions, claims, fines or penalties on our business; (xii) the impact of severe or unusual weather conditions, including climate change, on our business; (xiii) adverse publicity regarding the travel and cruise industry in general; (xiv) the result of future financing efforts; and (xv) those risks described in the Company’s filings with the SEC. Stockholders, potential investors and other readers are urged to consider these factors carefully in evaluating the forward-looking statements and are cautioned not to place undue reliance on such forward-looking statements. The forward-looking statements made herein are made only as of the date of this press release, and the Company undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise. More detailed information about factors that may affect the Company’s performance may be found in its filings with the SEC, which are available at http://www.sec.gov or at http://www.expeditions.com in the Investor Relations section of the Company’s website.

LINDBLAD EXPEDITIONS HOLDINGS, INC. AND SUBSIDIARIES
Condensed Consolidated Balance Sheets
(In thousands, except share and per share data)

	As of March 31, 2026	As of December 31, 2025
	(unaudited)
ASSETS
Current Assets:
Cash and cash equivalents	$275,012	$256,692
Restricted cash	46,067	33,043
Prepaid expenses and other current assets	63,673	78,145
Total current assets	384,752	367,880

Property and equipment, net	511,764	522,123
Goodwill	60,609	60,609
Intangibles, net	16,031	16,599
Other long-term assets	14,026	12,747
Total assets	$987,182	$979,958

LIABILITIES
Current Liabilities:
Unearned passenger revenues	$399,156	$361,481
Accrued expenses	47,497	76,732
Accounts payable	24,981	22,227
Lease liabilities - current portion	1,486	1,151
Long-term debt - current portion	-	3
Total current liabilities	473,120	461,594

Long-term debt, less current portion	663,217	662,671
Deferred tax liabilities	227	2,224
Other long-term liabilities	7,445	6,968
Total liabilities	1,144,009	1,133,457

Commitments and contingencies	-	-
Series A redeemable convertible preferred stock, 165,000 shares authorized; no shares issued and outstanding as of March 31, 2026, 62,000 shares issued and outstanding as of December 31, 2025	-	83,079
Redeemable noncontrolling interests	33,298	47,948
	33,298	131,027

STOCKHOLDERS’ DEFICIT
Preferred stock, $0.0001 par value, 1,000,000 shares authorized; 62,000 Series A shares issued and outstanding as of December 31, 2025	-	-
Common stock, $0.0001 par value, 200,000,000 shares authorized; 65,550,401 and 55,421,384 issued, 65,452,512 and 55,323,495 outstanding as of March 31, 2026 and December 31, 2025, respectively	7	6
Additional paid-in capital	218,809	126,873
Accumulated deficit	(408,941)	(411,405)
Total stockholders’ deficit	(190,125)	(284,526)
Total liabilities, mezzanine equity and stockholders’ deficit	$987,182	$979,958

LINDBLAD EXPEDITIONS HOLDINGS, INC. AND SUBSIDIARIES Condensed Consolidated Statements of Operations (In thousands, except share and per share data) (unaudited)

	For the three months ended March 31,
	2026	2025

Tour revenues	$208,013	$179,721

Operating expenses:
Cost of tours	106,743	92,848
General and administrative	32,047	32,722
Selling and marketing	35,936	28,242
Depreciation and amortization	17,672	15,295
Total operating expenses	192,398	169,107

Operating income	15,615	10,614

Other (expense) income:
Interest expense, net	(10,579)	(11,630)
(Loss) gain on foreign currency	(269)	542
Other income (expense)	58	(1)
Total other expense	(10,790)	(11,089)

Income (loss) before income taxes	4,825	(475)
Income tax benefit	(1,226)	(1,486)

Net income	6,051	1,011
Net loss attributable to noncontrolling interest	(449)	(150)
Net income attributable to Lindblad Expeditions Holdings, Inc.	6,500	1,161
Series A redeemable convertible preferred stock dividend	497	1,204
Net income (loss) available to stockholders	$6,003	$(43)

Weighted average shares outstanding:
Basic	60,247,385	54,623,008
Diluted	61,113,044	54,623,008

Undistributed income (loss) per share available to stockholders:
Basic	$0.10	$(0.00)
Diluted	$0.09	$(0.00)

LINDBLAD EXPEDITIONS HOLDINGS, INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Cash Flows
(In thousands) (unaudited)

	For the three months ended March 31,
	2026	2025
Cash Flows From Operating Activities
Net income	$6,051	$1,011
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	17,672	15,295
Amortization of deferred financing costs, net	662	924
Amortization of right-to-use lease assets	767	440
Stock-based compensation	1,746	3,727
Deferred income taxes	(1,997)	(1,395)
Loss (gain) on foreign currency	269	(542)
Changes in operating assets and liabilities
Prepaid expenses and other current assets	14,472	2,796
Unearned passenger revenues	37,675	36,190
Other long-term assets	(539)	(875)
Accounts payable and accrued expenses	(26,750)	(8,717)
Operating lease liabilities	(554)	(455)
Net cash provided by operating activities	49,474	48,399

Cash Flows From Investing Activities
Purchases of property and equipment	(6,886)	(13,415)
Acquisitions (net of cash acquired)	-	(15,582)
Net cash used in investing activities	(6,886)	(28,997)

Cash Flows From Financing Activities
Repayments of long-term debt	(3)	(10)
Payment of deferred financing costs	(116)	-
Proceeds from exercise of options	6,603	-
Repurchase under stock-based compensation plans, related tax impacts	(1,072)	(7)
Additional acquisition of redeemable noncontrolling interest	(16,586)	-
Noncontrolling interest distributions	(70)	(310)
Net cash used in financing activities	(11,244)	(327)
Effect of exchange rate changes on cash	-	6
Net increase in cash, cash equivalents and restricted cash	31,344	19,081
Cash, cash equivalents and restricted cash at beginning of period	289,735	216,143

Cash, cash equivalents and restricted cash at end of period	$321,079	$235,224

Supplemental disclosures of cash flow information:
Cash paid during the period:
Interest	$26,953	$12,261
Income taxes	285	416
Non-cash investing and financing activities:
Non-cash preferred stock dividend	$497	$1,204
Non-cash recognition of new leases	1,366	-
Additional paid-in capital exercise proceeds of option shares	(933)	-
Additional paid-in capital exchange proceeds used for option shares	933	-

LINDBLAD EXPEDITIONS HOLDINGS, INC. AND SUBSIDIARIES
Supplemental Financial Schedules
(In thousands)
(unaudited)

Reconciliation of Net Income to Adjusted EBITDA Consolidated

Consolidated	For the three months ended March 31,
(In thousands)	2026	2025
Net income	$6,051	$1,011
Interest expense, net	10,579	11,630
Income tax benefit	(1,226)	(1,486)
Depreciation and amortization	17,672	15,295
Loss (gain) on foreign currency	269	(542)
Stock-based compensation	1,746	3,727
Transaction-related costs	75	346
Reorganization costs	(279)	-
Other (income) expense	(58)	1
Adjusted EBITDA	$34,829	$29,982

Reconciliation of Operating Income to Adjusted EBITDA

Lindblad Segment	For the three months ended March 31,
(In thousands)	2026	2025
Operating income	$10,562	$8,387
Depreciation and amortization	16,056	14,060
Stock-based compensation	1,603	3,727
Reorganization costs	(279)	-
Transaction-related costs	-	146
Adjusted EBITDA	$27,942	$26,320

Land Experiences Segment	For the three months ended March 31,
(In thousands)	2026	2025
Operating income	$5,053	$2,227
Depreciation and amortization	1,616	1,235
Stock-based compensation	143	-
Transaction-related costs	75	200
Adjusted EBITDA	$6,887	$3,662

LINDBLAD EXPEDITIONS HOLDINGS, INC. AND SUBSIDIARIES
Supplemental Financial Schedules
(In thousands, except for Available Guest Nights, Gross Yield, Net Yield and guest metrics)
(unaudited)

Reconciliation of Free Cash Flow to Net Cash Provided by Operating Activities	For the three months ended March 31,
	2026	2025
Net cash provided by operating activities	$49,474	$48,399
Less: purchases of property and equipment	(6,886)	(13,415)
Free Cash Flow	$42,588	$34,984

	For the three months ended March 31,
	2026	2025
Available Guest Nights	80,161	75,325
Guest Nights Sold	74,722	66,974
Occupancy	93%	89%
Maximum Guests	11,363	9,604
Number of Guests	10,504	8,543
Voyages	156	121

Calculation of Gross and Net Yield per Available Guest Night	For the three months ended March 31,
(In thousands, except for Available Guest Nights, Gross and Net Yield per Available Guest Night)	2026	2025
Guest ticket revenues	$124,184	$112,649
Other tour revenue	28,305	18,459
Tour revenues	152,489	131,108
Less: Commissions	(6,032)	(5,621)
Less: Other tour expenses	(15,701)	(10,889)
Net Yield	$130,756	$114,598
Available Guest Nights	80,161	75,325
Gross Yield per Available Guest Night	$1,902	$1,741
Net Yield per Available Guest Night	1,631	1,521

	For the three months ended March 31,
(In thousands)	2026	2025
Operating income	$10,562	$8,387
Cost of tours	76,896	64,823
General and administrative	19,675	21,131
Selling and marketing	29,300	22,707
Depreciation and amortization	16,056	14,060
Less: Commissions	(6,032)	(5,621)
Less: Other tour expenses	(15,701)	(10,889)
Net Yield	$130,756	$114,598

LINDBLAD EXPEDITIONS HOLDINGS, INC. AND SUBSIDIARIES
Supplemental Financial Schedules
(In thousands, except for Available Guest Nights, Gross and Net Cruise cost Per Available Guest Night and guest metrics)
(unaudited)

Calculation of Gross and Net Cruise Cost	For the three months ended March 31,
(In thousands, except for Available Guest Nights, Gross and Net Cruise Cost per Avail. Guest Night)	2026	2025
Cost of tours	$76,896	$64,823
Plus: Selling and marketing	29,300	22,707
Plus: General and administrative	19,675	21,131
Gross Cruise Cost	125,871	108,661
Less: Commissions	(6,032)	(5,621)
Less: Other tour expenses	(15,701)	(10,889)
Net Cruise Cost	104,138	92,151
Less: Fuel Expense	(7,985)	(7,309)
Net Cruise Cost Excluding Fuel	96,153	84,842
Non-GAAP Adjustments:
Stock-based compensation	(1,603)	(3,727)
Reorganization costs	279	-
Transaction-related costs	-	(146)
Adjusted Net Cruise Cost Excluding Fuel	$94,829	$80,969
Adjusted Net Cruise Cost	$102,814	$88,278
Available Guest Nights	80,161	75,325
Gross Cruise Cost per Available Guest Night	$1,570	$1,443
Net Cruise Cost per Available Guest Night	1,299	1,223
Net Cruise Cost Excluding Fuel per Available Guest Night	1,199	1,126
Adjusted Net Cruise Cost Excluding Fuel per Available Guest Night	1,183	1,075
Adjusted Net Cruise Cost per Available Guest Night	1,283	1,172

Reconciliation of 2026 Adjusted EBITDA guidance:

(In millions)	Full Year 2026
Income before income taxes	$(6)	to	$14
Depreciation and amortization	77	to	75
Interest expense, net	43	to	41
Stock-based compensation	11	to	8
Other	45	to	2
Adjusted EBITDA	$130	to	$140

A reconciliation of net income to Adjusted EBITDA is not provided because the Company cannot estimate or predict with reasonable certainty certain discrete tax items, which could significantly impact that financial measure.

   Operational and Financial Metrics

Adjusted EBITDA is defined by us as, net income (loss) excluding depreciation and amortization, net interest expense, income tax expense or benefit, foreign currency gains or losses and other certain non-operating items. Other non-operating items excluded, include such items as stock-based compensation, reorganization costs, executive severance costs, debt refinancing costs, acquisition-related expenses and other non-recurring charges. We believe Adjusted EBITDA, when considered along with other performance measures, is a useful measure to evaluate operating performance and trends. We believe this measure provides additional insight into underlying operating results by excluding items that may not be indicative of ongoing performance. Adjusted EBITDA is not intended to be a measure of liquidity or financial performance under GAAP and should not be considered in isolation or as a substitute for GAAP measures such as net income or cash flows from operations. Our definition and use of Adjusted EBITDA may not be comparable to similarly titled measures used by other companies.

The following metrics apply to the Lindblad segment:

Adjusted Net Cruise Cost represents Net Cruise Cost adjusted for Non-GAAP other supplemental adjustments which include certain non-operating items such as stock-based compensation and acquisition-related expenses.

Available Guest Nights is a measurement of capacity available for sale and represents double occupancy per cabin (except single occupancy for a single capacity cabin) multiplied by the number of cruise days for the period. We also record the number of guest nights available on our limited land programs in this definition.

Gross Cruise Cost represents the sum of cost of tours plus selling and marketing expenses, and general and administrative expenses.

Gross Yield per Available Guest Night represents tour revenues divided by Available Guest Nights.

Guest Nights Sold represents the number of guests carried for the period multiplied by the number of nights sailed within the period.

Maximum Guests is a measure of capacity and represents the maximum number of guests in a period and is based on double occupancy per cabin (except single occupancy for a single capacity cabin).

Net Cruise Cost represents Gross Cruise Cost excluding commissions and certain other direct costs of guest ticket revenues and other tour revenues.

Net Cruise Cost Excluding Fuel represents Net Cruise Cost excluding fuel costs.

Net Yield represents tour revenues less commissions and direct costs of other tour revenues.

Net Yield per Available Guest Night represents Net Yield divided by Available Guest Nights.

Number of Guests represents the number of guests that travel with us in a period.

Occupancy is calculated by dividing Guest Nights Sold by Available Guest Nights.

Voyages represent the number of ship expeditions completed during the period.